UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    May 24, 2016

Legacy Reserves LP
(Exact name of registrant as specified in its charter)

Delaware	1-33249	16-1751069
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

303 W. Wall, Suite 1800 Midland, Texas (Address of principal executive offices)	79701 (Zip Code)

Registrant’s telephone number, including area code:   (432) 689-5200

NOT APPLICABLE
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02     Unregistered Sales of Equity Securities.
Legacy Reserves LP (the “Partnership”) and Legacy Reserves Finance Corporation (together with the Partnership, the “Issuers”) have entered into a privately negotiated exchange agreement under which they will exchange, in reliance on Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), 2,719,124 units representing limited partner interests in the Partnership (the “Units”) for $15.0 million aggregate principal amount of their outstanding 8% Senior Notes due 2020 (the “Exchange Transaction”).
The Units that will be issued in the Exchange Transaction (the “Exchange Units”) represent approximately 3.9% of the Partnership’s outstanding Units as of May 24, 2016 and are expected to be issued on June 1, 2016. Pursuant to Section 3(a)(9) of the Securities Act, the Exchange Units will be issued to existing securityholders of the Partnership and no commission or other remuneration was paid or given for soliciting the exchanges.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEGACY RESERVES LP

	By:	Legacy Reserves GP, LLC,
its general partner

Dated: May 25, 2016	By:	/s/ Dan G. LeRoy
Dan G. LeRoy
Vice President, General Counsel and Secretary